UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

EVO TRANSPORTATION & ENERGY SERVICES, INC.

(Name of Registrant As Specified In Charter)

______________________________

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EVO TRANSPORTATION & ENERGY SERVICES, INC.

2075 W Pinnacle Peak Road, Suite 130

Phoenix, Arizona 85027

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on September 8, 2022, of shares of the Common Stock with voting power of EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”), that stockholders holding a majority of the voting power of the issued and outstanding shares of each class of our capital stock entitled to vote thereon (including Common Stock) in accordance with Section 242(b)(2) of the Delaware General Corporation Law, executed written consents as of September 8, 2022, to ratify the following:

1.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock we may issue from 100,000,000 to 600,000,000 (the “Share Increase”).

These actions were ratified on September 8, 2022 by stockholders who hold a majority of the Company’s voting power and a majority of the voting power of each class of capital stock entitled to vote thereon (including Common Stock considered as a separate class). Although holders of the Series D Non-Participating Preferred Stock (“Series D”) vote together with the holders of the Common Stock as a single class under the Company’s Certificate of Incorporation and exercise majority voting power, the Company sought the consent of the Common Stock voting alone as a separate class in accordance with Section 242(b)(2) of the Delaware General Corporation Law. We anticipate an effective date of October , 2022, or as soon thereafter as practicable in accordance with applicable law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the Share Increase described above before they take place in accordance with Rule 14C of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about September , 2022.

Please feel free to call us at (877) 973-9191 should you have any questions on the enclosed Information Statement.

For the Board of Directors of EVO TRANSPORTATION & ENERGY SERVICES, INC.

Date: September , 2022	By:	/s/ Alexandre Zyngier
Alexandre Zyngier
Chairman of Board of Directors

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

EVO TRANSPORTATION & ENERGY SERVICES, INC.

2075 W Pinnacle Peak Road, Suite 130

Phoenix, Arizona 85027

INFORMATION STATEMENT

September , 2022

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the Common Stock, par value $0.0001 per share (the “Common Stock”), of EVO TRANSPORTATION & ENERGY SERVICES, INC., a Delaware Corporation (the “Company”), to notify such Stockholders that on or about September 8, 2022, the Company received written consents in lieu of a meeting of Stockholders from holders of a majority of the voting capital stock of the Company voting together as a class (the “Majority Stockholders”), a majority of the voting Common Stock of the Company voting as a separate class (the “Majority Common Stockholders”), a majority of the Series C Non-Participating Preferred Stock voting as a separate class (the “Majority Series C”) and a majority of the Series D Non-Participating Preferred Stock voting as a separate class (the “Majority Series D”), approving the authorization of the Company’s board of directors (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), to increase the number of authorized shares of Common Stock we may issue from 100,000,000 to 600,000,000 (the “Share Increase”). Accordingly, your consent is not required and is not being solicited in connection with the approval.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Delaware, the Share Increase taken by majority written consent in lieu of a special shareholder meeting does not create appraisal or dissenters’ rights.

Our Board determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The Share Increase will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the stockholder consents to the Amended Charter, on September 8, 2022, the Company had 22,553,582 shares of Common Stock issued and outstanding, and there was 1 share of Series C Non-Participating Preferred Stock (the “Series C”) issued and outstanding and 1 share of Series D issued and outstanding.

On September 8, 2022, the holders of 12,663,118 shares of Common Stock representing 56.15% of our total 22,553,582 issued and outstanding shares of Common Stock, the holder of 1 share of Series C stock representing 100% of our issued and outstanding shares of Series C stock, and the holder of 1 share of Series D stock representing 100% of our issued and outstanding shares of Series D stock, collectively representing a majority of the voting stock of the Company executed and delivered to the Company written consents approving the Share Increase. As the Share Increase was ratified by the Majority Stockholders, the Majority Common Stockholders, the Majority Series C and the Majority Series D, no proxies are being solicited with this Information Statement.

The Delaware General Corporation Law provides in substance that unless the Company’s Certificate of Incorporation provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the actions so taken, are signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present. The Company sought the consent of the Common Stock voting alone as a separate class in accordance with Section 242(b)(2) of the Delaware General Corporation Law.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the voting shares is required to effect the actions described herein. Furthermore, under Section 242(b)(2) of the Delaware Corporation Law, a vote by the holders of at least a majority of the Common Stock is required to effect the actions described herein. As of the Record Date, the Company had 22,553,582 common shares issued and outstanding and entitled to vote, 1 share of Class C and 1 share of Class D (which exercises majority voting control over the Company’s voting capital stock). The consenting Majority Common Stockholders are the record and beneficial owners of a total of 12,663,118 shares of the Company’s Common Stock, which represents 56.15% of the total number of voting shares of Common Stock. The consenting Majority Common Stockholders voted in favor of the Share Increase described herein in written consents, dated September 8, 2022. No consideration was paid for the consent. The consenting stockholders’ name, affiliation with the Company and beneficial holdings are as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership (1)	Percentage of Voting Power (2)
Common Stock Series C Series D	Antara Capital Master Fund LP 55 Hudson Yard, 47th Floor, Suite C New York, New York 10001	4,566,732 1 1	22.96% 100% 100%
Common Stock	Corbin ERISA Opportunity Fund LTD 55 Hudson Yard, 47th Floor, Suite C New York, New York 10001	71,773	0.36%

Common Stock	Danny Cuzick 8285 W. Lake Pleasant Parkway Peoria, AZ 85382	4,604,296	20.41%
Common Stock	Clifford Finkle and Alexis Finkle c/o EVO Transportation & Energy Services, Inc. 2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ 85027	625,000	3.14%
Common Stock	Clifford Finkle c/o EVO Transportation & Energy Services, Inc. 2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ 85027	435,158	2.19%
Common Stock	James Finkle c/o EVO Transportation & Energy Services, Inc. 2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ 85027	1,060,159	5.33%
Common Stock	John Lampsa 245 Legend Heights Wales, WI 53183	392,000	1.97%
Common Stock	Ursula Lampsa 245 Legend Heights Wales, WI 53183	408,000	2.05%
Common Stock	Billy (Trey) Peck Jr. (3) 7563 E Cinnabar Lane Strafford, MO 65757	500,000	2.51%

1.	Shares listed do not include shares of common stock issuable upon the exercise of warrants or options for which the holder is deemed the beneficial owner.
2.

Percentage of voting power is based on 22,553,582 shares of Common Stock, 1 share of Series C stock and 1 share of Series D stock issued and outstanding as of September 8, 2022. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

3.	Billy (Trey) Peck Jr. is our Executive Vice President.

ACTION: TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF FROM 100,000,000 TO 600,000,000 (THE “SHARE INCREASE”)

On September 6, 2022, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding voting stock, an amendment of our Certificate of Incorporation (the “Amended Charter”), to increase the number of authorized shares of common stock we may issue from 100,000,000 to 600,000,000 (the “Share Increase”). Each of the Majority Stockholders, the Majority Common Stockholders, the Majority Series C and the Majority Series D approved the Amended Charter pursuant to written consents dated as of September 8, 2022. The Amended Charter effecting the share increase will become effective following filing with the Secretary of State of the State of Delaware, which will occur promptly following the 20th day after the filing of the Definitive Information Statement.

We are currently authorized by our Certificate of Incorporation to issue 100,000,000 shares of common stock, $0.0001 par value per share and 10,000,000 shares of preferred stock, $0.0001 par value per share. Pursuant to the amendment we will increase the number of common shares we are authorized to issue to 600,000,000 shares of common stock, $0.0001 par value per share. As of the date the amendment was approved by our Board and the Majority Common Stockholders, there were 22,553,582 shares of our common stock issued and outstanding.

Reasons for the Share Increase

Our Board’s primary reason for approving and recommending the Share Increase is to provide additional shares for issuance by the Company in connection with a transaction involving the recapitalization of the Company, which contemplates, among other things, the sale and issuance of new equity by the Company and the cancellation of certain indebtedness in exchange for equity of the Company and or its subsidiaries (collectively, the “Recapitalization Transactions”). In connection with the Recapitalization Transactions, on September 8, 2022, the Company, EVO Holding Company, LLC and Antara Capital Master Fund LP (the “Antara Master Fund”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and consummated certain transactions contemplated therein relating to the Recapitalization Transactions of the Company. Pursuant to the Securities Purchase Agreement, Antara Master Fund purchased from the Company (i) 22,353,696 immediately exercisable warrants to purchase 22,353,696 shares of common stock of the Company at $0.0001 per share and (ii) an additional 319,213,143 warrants to purchase 319,213,143 shares of common stock of the Company at $0.0001 per share that will be exercisable following the adoption of the Amended Charter to effect the increase in the number of authorized shares of Common Stock, par value $0.0001, from 100,000,000 to 600,000,000 (which is expected to occur promptly following the 20th day after the filing of the Definitive Information Statement).

In connection with the Recapitalization Transactions, the Securities Purchase Agreement also contemplates a series of other transactions, exchanges and issuances including that the Company will issue the following securities: (i) warrants entitling certain exchanging creditors to purchase from the Company a specified number of shares of common stock of the Company representing their pro rata share of 10% of the equity being issued to such exchanging creditors on an aggregate basis pursuant to the Recapitalization Transactions; (ii) approximately 8% of the Company’s common stock on a pro-forma basis after giving effect to the Recapitalization Transactions granted to members of management, critical stakeholders or reserved for future issuance; (iii) warrants entitling certain exchanging creditors to purchase from the Company a specified number of shares of common stock of the Company collectively representing 5% of the Company’s post- Recapitalization Transaction common stock on a fully diluted basis (without giving effect to the management incentive plan or securities convertible into common stock at an exercise price above $0.01 per share) at a purchase price per share of $0.53; (iv) and warrants entitling certain exchanging creditors to purchase from the Company a specified number of shares of common stock of the Company collectively representing 5% of the Company’s post- Recapitalization Transaction common stock on a fully diluted basis (without giving effect to the management incentive plan or securities convertible into common stock at an exercise price above $0.01 per share) at a purchase price per share of $0.63.

Effect of the Share Increase

The increase in the authorized number of shares of our common stock will permit our Board to issue additional shares of our common stock without further approval of our stockholders, and our Board does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. Our issuance of additional shares of common stock will result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

Certain provisions of our Certificate of Incorporation could have the effect of delaying, deferring, discouraging or preventing another party from acquiring control of us. In particular, our capital structure gives the holders of the Series D (which is entirely held by Antara Master Fund) majority voting control of our Company’s capital stock. However, the increase in the authorized number of shares of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

The issuance of additional shares of our common stock will have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock. It may also adversely affect the market price of our common stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided, the market price of our common stock may increase.

Although the holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders, holders of the Series D vote together with the holders of the Common Stock as a single class under the Company’s Certificate of Incorporation and exercise majority voting power. Specifically, holders of the Series D are entitled to cast a number of votes on any shareholder matter equal to the total number of votes of all non-Series D holders entitled to vote on any such shareholder matter plus 10.

The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on September 8, 2022, before giving effect to the Recapitalization Transactions, by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group. Applicable percentage ownership is based on 22,553,582 shares of common stock outstanding as of September 8, 2022, together with applicable options and warrants for each stockholder. Unless otherwise indicated, the address of each person listed below is in the care of EVO Transportation & Energy Services, Inc. 2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ 85027.

Names and Address (1)		Number of Shares Owned	Percentage
Jerry Moyes 2710 E. Old Tower Road Phoenix, AZ 85034	(2)	2,000,000	8.49%
Dan Thompson 16415 54th Avenue North Plymouth, MN 55446	(3)	1,200,000	5.05%
Antara Capital Master Fund LP 500 Fifth Avenue, Suite 2320 New York, New York 10110	(4)	23,884,221	57.04%
Manchester Explorer LP 3 West Hill Place, Boston, MA 02114	(5)	3,200,000	13.25%
Michael Ritter		1,220,491	5.41%
Matthew Ritter		1,220,491	5.41%
John P. Yeros & Laura R. Yeros, JTWROS 7874 Vallagio Ln, Englewood, CO 80112	(6)	1,200,000	5.37%
Midwest Bank 613 Hwy 10 East, PO Box 703 Detroit Lakes, MN 56502	(7)	1,250,000	5.25%
John Sheehy 127 Central Avenue Waterloo, WI 53594	(8)	2,275,156	10.09%
Danny R. Cuzick 8285 W. Lake Pleasant Parkway, Peoria, AZ 85382	(9)	19,456,421	52.01%
Billy (Trey) Peck Jr.	(10)	1,902,995	7.94%
Executive Officers and Directors
Thomas J. Abood	(11)	3,065,068	12.02%
Damon R. Cuzick	(12)	2,255,068	9.09%
Scott M. Honour	(13)	355,173	1.56%
Raph Posner 55 Hudson Yards, 47th Floor, Suite C New York, NY 10001		-	*
R. Scott Wheeler	(14)	1,023,375	4.35%
Scott Smith	(15)	171,250	*
Mark Anderson	(16)	180,000	*
Alexandre Zyngier	(17)	371,493	1.62%
Tony Coelho	(18)	100,000	*
Michael Bayles 55 Hudson Yards, 47th Floor, Suite C New York, NY 10001		-	*
Chetan Bansal 55 Hudson Yards, 47th Floor, Suite C New York, NY 10001		-	*
All Directors And Officers As A Group	(19)	9,944,422	31.43%

* 1.

Less than 1%

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of voting stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

2.	Includes 1,000,000 shares of common stock issuable upon the exercise of warrants.
3.	Includes 1,200,000 shares of common stock issuable upon the exercise of warrants held by Dan Thompson II LLC, of which Mr. Thompson is the beneficial owner.
4.	Includes 19,317,489 shares of common stock issuable upon the exercise of warrants.
5.	Includes 1,600,000 shares of common stock issuable upon the exercise of warrants.
6.	Includes 1,200,000 shares of common stock issuable upon the exercise of options.
7.	Includes 1,250,000 shares of common stock issuable upon the exercise of warrants.
8.

The shares beneficially owned by Mr. Sheehy are directly owned by Sheehy Enterprises, Inc. Mr. Sheehy has shared control of Sheehy Enterprises, Inc. and thereby has shared voting and investment power over shares controlled by Sheehy Enterprises, Inc.

9.	Includes 2,978,500 shares of common stock issuable upon the exercise of options and 11,873,625 shares of common stock issuable upon the exercise of warrants.
10.

Includes 270,000 shares of common stock issuable upon the exercise of options and 999,999 shares of common stock issuable upon the exercise of warrants. Also includes 132,996 shares of common stock issuable upon the exercise of warrants held by Bridgewest Opportunity Growth Fund LLC, of which Mr. Peck is the beneficial owner.

11.

126,856 shares of common stock are held by the Thomas J. Abood Revocable Trust. Includes 2,273,231 shares of common stock issuable upon the exercise of options and 664,981 shares of common stock issuable upon the exercise of warrants.

12.	Includes 1,317,769 shares of common stock issuable upon the exercise of options and 937,299 shares of common stock issuable upon the exercise of warrants.
13.

Includes (i) 120,000 shares of common stock issuable upon the exercise of options; (ii) 207,903 shares that are owned by Falcon Capital LLC, of which Scott M. Honour is the beneficial owner, and this amount includes 71,074 shares of common stock issuable upon the exercise of warrants held by Falcon Capital LLC; (iii) and 27,270 shares that are owned by Honour Capital LP, of which Scott M. Honour is the beneficial owner. The business address of Falcon Capital LLC and Honour Capital LP is 315 E. Lake St. Suite 301, Wayzata, MN 55391.

14.

Includes 330 shares of common stock held by Pecan River Advisors, LLC, of which Mr. Wheeler is the beneficial owner. Includes 120,000 shares of common stock issuable upon the exercise of options; and 831,703 shares of common stock issuable upon the exercise of warrants.

15.	Includes 171,250 shares of common stock issuable upon the exercise of options.
16.	Includes 180,000 shares of common stock issuable upon the exercise of options.
17.

Includes 105,500 shares of common stock issuable upon the exercise of options. Also includes 265,993 shares of common stock issuable upon the exercise of warrants held by Batuta Capital Advisors LLC, of which Mr. Zyngier is the beneficial owner.

18.	Includes 100,000 shares of common stock issuable upon the exercise of options.
19.	Includes options and warrants to purchase a total of 9,081,795 shares of common stock. See Footnotes 11 through 18 above.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Delaware General Corporation Law, the Certificate of Incorporation or by-laws to dissent from any of the provisions adopted in the amendment to the Certificate of Incorporation.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the Share Increase shall not be effective until a date at least 20 days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the Share Increase contemplated hereby will be effected on or about the close of business on October , 2022.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on September 8, 2022, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Share Increase will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about September , 2022 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Share Increase. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of EVO TRANSPORTATION & ENERGY SERVICES, INC.

Date: September , 2022	By:	/s/ Alexandre Zyngier
Alexandre Zyngier
Chairman of Board of Directors